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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3, No. 333-46707) and related Prospectus of Health Management Associates, Inc. for the registration of $300,000,000 of debt securities and to the incorporation by reference therein of our report dated October 24, 1997, with respect to the consolidated financial statements and schedule of Health Management Associates, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                    /s/  Ernst & Young LLP



Atlanta, Georgia

October 14, 1998